UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2011
TORON INC
(Exact name of registrant as specified in its charter)
Nevada	333-165539	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1207 Royal York Road, Toronto, Ontario, Canada		M9A 4B5
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(403) 397-7211
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07	Submission of Matters to a Vote of Shareholders

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on September 12, 2011, we received written consent from holders of 53.3% of our voting securities to increase the total number of shares of common stock our company is authorized to issue from 75,000,000 to 250,000,000 shares to common stock with a par value of $0.001.

On September 16, 2011, the Nevada Secretary of State accepted for filing of a Certificate of Amendment, increasing our authorized capital to 250,000,000 shares of common stock with a par value of $0.001.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment filed with the Nevada Secretary of State on September 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORON INC.
/s/ Michael Whitehead
Michael Whitehead
President and Director
Date:	September 19, 2011

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